Exhibit 99.1

First National Corporation Reports SECOND Quarter 2026 FINANCIAL PERFORMANCE

STRASBURG, Va., July 29, 2026 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported consolidated net income of $5.7 million and basic and diluted earnings per common share of $0.64 and $0.63, respectively, for the second quarter ended June 30, 2026.

"Our quarterly and year-to-date results reflect steady execution of our intentional, profitable growth strategy. Growth in average loan and deposit balances lifted net interest income, and net loans expanded for a second straight quarter as our new and legacy banking teams continue to deepen customer relationships. The net interest margin in excess of four percent combined with expense management and strong asset quality delivered a strong second quarter and first half of the year.  I am also pleased to report that we received all regulatory approvals for the pending sale of our North Carolina branches which we expect to close early in the fourth quarter, continuing our branch optimization initiative announced earlier this year," said Scott C. Harvard, President and Chief Executive Officer of First National Corporation.

FINANCIAL HIGHLIGHTS FOR SECOND QUARTER 2026

●	Basic earnings per share of $0.64 per share, compared to $0.56 one year prior, and $0.54 in the previous quarter
●	Adjusted basic earnings per share(1) of $0.64 per share, compared to $0.57 one year prior, and $0.54 in the previous quarter
●	Return on average assets of 1.11% compared to 1.00% one year prior, and 0.98% in the previous quarter
●	Return on average equity of 12.03% compared to 11.85% one year prior, and 10.51% in the previous quarter
●	Tax equivalent net interest margin(1) of 4.15%, up from 3.95% one year prior, and 3.99% in the previous quarter
●	Net loan growth of $22.7 million for the quarter, a 6.3% annualized growth rate
●	Asset quality remained sound with non-performing assets at 0.23% of total assets
●	Noninterest bearing deposits of $520.5 million, or 28% of deposits, contributed to our low funding cost

NET INTEREST INCOME

For the second quarter of 2026, the Company’s net interest margin fully tax equivalent ("FTE")(1) was 4.15%, compared to 3.99% for the first quarter of 2026 and 3.95% in the second quarter of 2025. The Company’s net interest margin (FTE)(1) for the second quarter of 2026 includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $245 thousand, a 5-basis point incremental increase to the net interest margin for the second quarter ended June 30, 2026. Prior period acquisition accounting resulted in net accretion income of $211 thousand, or a 4-basis point incremental increase to the net interest margin for the quarter ended March 31, 2026, and net accretion income of $907 thousand, or a 19-basis point incremental increase to the net interest margin for the second quarter ended June 30, 2025.

Earning asset yields for the second quarter of 2026 increased 11-basis points to 5.31% compared to the first quarter of 2026. For the second quarter of 2026, net interest income FTE(1) was $20.1 million, an increase of $1.3 million from $18.8 million in the first quarter of 2026 due to an increase in average interest-earning assets, improved yields, reduced funding costs and average and net loan growth.

The impact of acquisition accretion and amortization is reflected in the following table (dollars in thousands):

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Loans	$334	$294	$930	$628	$736
Deposits	(14)	(10)	163	(24)	606
Borrowings	(75)	(73)	(186)	(148)	(471)
	$245	$211	$907	$456	$871

ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The Company recorded a $426 thousand provision for credit losses in the second quarter of 2026, compared to $450 thousand for the first quarter of 2026. The second quarter provision was comprised of a $350 thousand provision for credit losses on loans, a $79 thousand provision for credit losses on unfunded commitments, and a $3 thousand reduction in the credit losses on securities.  Net charge-offs totaled $105 thousand in the second quarter of 2026, compared to net charge-offs of $542 thousand in the first quarter of 2026 and net charge-offs of $448 thousand in the second quarter of 2025.

The allowance for credit losses on loans totaled $14.9 million, or 1.00% of total loans on June 30, 2026, compared to $14.7 million, or 1.00% of total loans on March 31, 2026, and $15.2 million, or 1.05% of total loans on June 30, 2025. The allowance for credit losses to total loans remained consistent with the prior period and decreased from the prior year due to declines in specific reserves on individually analyzed loans. The allowance for credit losses to non-performing assets coverage was 315% on June 30, 2026, compared to 331% on March 31, 2026, and 223% on June 30, 2025.

NONINTEREST INCOME AND EXPENSE

Noninterest income increased $194 thousand to $4.0 million for the second quarter of 2026 from $3.8 million in the prior quarter. The increase in noninterest income includes increases in ATM and check card income, other operating income, and brokered mortgage fees compared to the prior quarter.

Noninterest expense increased $455 thousand to $16.4 million for the second quarter of 2026 from $16.0 million in the prior quarter. The increase in noninterest expense includes increases in other operating expense, marketing expense, legal and professional fees, supplies expense, and data processing expense.

The sale of two banking offices in Roanoke Rapids and Louisburg, North Carolina, including most of the deposit and loan accounts associated with those offices, has received all required regulatory approvals with a planned transaction date in October 2026. The company anticipates a one-time gain on the sale of the offices in the fourth quarter of 2026.  The Bank also plans to consolidate three additional banking offices and discontinue low volume ATMs at non-branch locations before year-end. The sale and consolidation combined will reduce the number of banking offices from 33 to 28 by year end. The goals of these branch optimization actions are to streamline operations, improve profitability and allocate resources to faster growing markets.

INCOME TAXES

Income tax expense was $1.4 million for the second quarter of 2026, compared to $1.2 million for the first quarter of 2026. The effective tax rate of 19.5% for the second quarter of 2026 remained consistent with 19.5% in the first quarter of 2026.

BALANCE SHEET

On June 30, 2026, total assets were $2.076 billion, an increase of $34.2 million or 1.7% from June 30, 2025. Total assets were consistent with the prior quarter with the increase in loan growth offset by the decrease in cash and cash equivalents, and the increase from the prior year was driven by loan growth and additional securities available for sale.

On June 30, 2026, loans held for investment ("LHFI") net of allowance totaled $1.472 billion, an increase of $22.7 million or 3.0% annualized from $1.450 billion on March 31, 2026, and an increase of $44.2 million or 3.1% from June 30, 2025. Net loan growth in the second quarter and for the year has been driven by increased production from newly hired bankers along with our continued focus on relationship banking.

On June 30, 2026, total investments were $322.8 million, a decrease of $1.7 million or 0.5% from March 31, 2026, and an increase of $23.2 million or 7.7% from June 30, 2025. Available for sale ("AFS") securities totaled $227.8 million on June 30, 2026, and $217.7 million on March 31, 2026, and $187.6 million on June 30, 2025. The increase compared to the prior year was driven by security purchases exceeding portfolio cashflows and utilization of excess cash. Total net unrealized losses on the AFS securities portfolio were $15.8 million on June 30, 2026, compared to $16.2 million on March 31, 2026, and $18.9 million on June 30, 2025. Held to maturity securities are carried at amortized cost and totaled $89.4 million on June 30, 2026, $101.3 million on March 31, 2026, and $106.4 million on June 30, 2025.

On June 30, 2026, total deposits were $1.831 billion, a decrease of $6.2 million or 0.3% from the prior quarter, and an increase of $28.0 million or 1.6% from June 30, 2025. While total deposits as of June 30, 2026 declined when compared to March 31, 2026, average deposit balances for the second quarter were up $49.6 million or 2.7%. Overall, the deposit balances were relatively stable in comparison with the prior quarter and the prior year with increases primarily in savings and interest-bearing demand deposits. There were $25.0 million in other borrowings with the Federal Home Loan Bank on June 30, 2026, March 31, 2026, and June 30, 2025.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, and available lines of credit totaled $747.8 million on June 30, 2026, $764.2 million on March 31, 2026, and $633.7 million on June 30, 2025.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $573.8 million on June 30, 2026, $558.9 million on March 31, 2026, and $545.7 million on June 30, 2025. Excluding municipal deposits that have collateral pledged, the estimated amount of uninsured customer deposits totaled $466.9 million on June 30, 2026, $461.3 million on March 31, 2026, and $451.9 million on June 30, 2025.

ASSET QUALITY

Non-performing assets ("NPAs") increased slightly from the prior period and improved from the prior year as previously reserved loans were charged off since the second quarter of 2025. Management classifies NPAs as non-accrual loans and other real estate owned ("OREO"). The Bank had no OREO on June 30, 2026, March 31, 2026, or June 30, 2025. NPAs as a percentage of total loans were 0.32% on June 30, 2026, up from 0.30% on March 31, 2026, but down from 0.47% on June 30, 2025. NPAs increased by $292 thousand to $4.7 million on June 30, 2026, compared to $4.4 million on March 31, 2026, but decreased by $2.1 million from $6.8 million on June 30, 2025.

There were no loans past due over 90 days or more and still accruing interest on June 30, 2026, March 31, 2026, or June 30, 2025. Loans past-due 30-89 days and still accruing interest decreased to $2.5 million, or 0.17% of total loans on June 30, 2026, compared to $5.0 million, or 0.34% of total loans on March 31, 2026, and $3.2 million, or 0.22%, of total loans on June 30, 2025.  The health care provider portfolio balance continues to decline with $8.6 million in loan balances and $3.4 million in unamortized premiums. The portfolio has loans totaling $1.8 million currently on non-accrual that are specifically reserved for $1.3 million.

CAPITAL

During the second quarter of 2026, the Company declared and paid cash dividends of $0.17 per common share, compared to $0.17 in the first quarter of 2026 and $0.155 in the second quarter of 2025. Tangible book value per share(1) grew to $19.71 at June 30, 2026, from $19.11 per share at March 31, 2026, and $17.40 at June 30, 2025.

The following table provides capital ratios and values for the periods ended:

First National Corporation (2)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025
Total risk-based capital ratio	14.81%	14.64%	14.89%
Tier 1 risk-based capital ratio	13.22%	13.06%	12.37%
Common equity Tier 1 capital ratio	12.60%	12.44%	11.74%
Leverage ratio	9.62%	9.65%	8.99%
Tangible common equity to tangible assets (1)	8.65%	8.39%	7.73%
Tangible book value per share (1)	$19.71	$19.11	$17.40

First Bank	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025
Total risk-based capital ratio (3)	13.91%	13.75%	12.89%
Tier 1 risk-based capital ratio (3)	12.87%	12.73%	11.81%
Common equity Tier 1 capital ratio (3)	12.87%	12.73%	11.81%
Leverage ratio (3)	9.44%	9.38%	8.56%
Tangible common equity to tangible assets (1)	8.75%	8.49%	7.68%

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its bankers, consumer and business mobile banking platforms, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and thirty-three banking office locations located throughout the Shenandoah Valley, the Roanoke Valley, the Richmond MSA, the south-central regions of Virginia, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in a title insurance company.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, strategies, expectations and intentions, including with respect to pending branch sales and other branch optimization initiatives, and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” "will," "continue," and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that the Company will achieve the anticipated benefits of its plans and strategies or that its actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties and speak only as of the date of this release. The Company undertakes no obligations to update or revise any forward-looking statement, except as required by law. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 545-7695	(540) 465-6130
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Income Statement
Interest and dividend income
Interest and fees on loans	$22,145	$21,017	$21,594	$43,162	$42,231
Interest on deposits in banks	1,288	1,170	1,891	2,458	3,562
Interest on federal funds sold	—	—	—	—	40
Taxable interest on securities	1,843	1,786	1,313	3,629	2,627
Tax-exempt interest on securities	293	292	298	585	598
Dividends	64	64	69	128	129
Total interest and dividend income	$25,633	$24,329	$25,165	$49,962	$49,187
Interest expense
Interest on deposits	$5,410	$5,414	$6,080	$10,824	$12,118
Interest on subordinated debt	170	168	468	338	935
Interest on junior subordinated debt	69	66	66	135	132
Interest on other borrowings	3	5	3	8	3
Total interest expense	$5,652	$5,653	$6,617	$11,305	$13,188
Net interest income	$19,981	$18,676	$18,548	$38,657	$35,999
Provision for credit losses	426	450	911	876	1,743
Net interest income after provision for credit losses	$19,555	$18,226	$17,637	$37,781	$34,256
Noninterest income
Service charges on deposit accounts	$913	$924	$1,020	$1,837	$2,033
ATM and check card fees	1,155	1,047	1,128	2,202	2,124
Wealth management fees	902	911	867	1,813	1,765
Fees for other customer services	295	287	230	582	488
Brokered mortgage fees	153	115	183	268	293
Income from bank owned life insurance	239	259	231	498	477
Net (loss) gains on securities available for sale	—	8	—	8	—
Net gains on sale of loans held for sale	4	1	—	5	—
Net gain on subordinated debt payoff	—	—	80	—	80
Gain on disposal of premises and equipment	56	—	—	56	—
Other operating income	301	272	150	573	240
Total noninterest income	$4,018	$3,824	$3,889	$7,842	$7,500
Noninterest expense
Salaries and employee benefits	$9,006	$8,982	$8,033	$17,988	$16,722
Occupancy	974	972	944	1,946	2,013
Equipment	1,131	1,093	1,057	2,224	2,082
Marketing	476	341	286	817	506
Supplies	192	146	198	338	415
Legal and professional fees	742	688	594	1,430	1,115
ATM and check card expense	608	571	537	1,179	976
FDIC assessment	224	227	315	451	729
Bank franchise tax	395	380	348	775	665
Data processing expense	435	394	504	829	1,266
Core deposit intangible amortization expense	433	434	441	867	883
Other real estate owned (income), net	—	—	—	—	(7)
Net loss on disposal of premises and equipment	—	—	7	—	7
Merger expense	—	—	92	—	2,032
Other operating expense	1,821	1,754	1,835	3,575	4,122
Total noninterest expense	$16,437	$15,982	$15,191	$32,419	$33,526
Income before income taxes	$7,136	$6,068	$6,335	$13,204	$8,230
Income tax expense	1,393	1,181	1,284	2,574	1,581
Net income	$5,743	$4,887	$5,051	$10,630	$6,649

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	At or for the Three Months Ended			At or for the Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Common Share and Per Common Share Data
Earnings per common share, basic	$0.64	$0.54	$0.56	$1.18	$0.74
Adjusted earnings per common share, basic (1)	$0.64	$0.54	$0.57	$1.18	$0.92
Weighted average shares, basic	9,041,314	9,031,591	8,987,179	9,036,479	8,983,374
Earnings per common share, diluted	$0.63	$0.54	$0.56	$1.17	$0.74
Adjusted earnings per common share, diluted (1)	$0.63	$0.54	$0.57	$1.17	$0.92
Weighted average shares, diluted	9,068,347	9,047,416	9,001,972	9,057,908	9,003,969
Shares outstanding at period end	9,042,629	9,040,967	8,989,138	9,042,629	8,989,138
Tangible book value per share at period end (1)	$19.71	$19.11	$17.40	$19.71	$17.40
Market price per share at period end	$30.02	$26.92	$19.47	$30.02	$19.47
Cash dividends declared	$0.170	$0.170	$0.155	$0.340	$0.310

Key Performance Ratios
Return on average assets (4)	1.11%	0.98%	1.00%	1.05%	0.66%
Adjusted return on average assets (1)(4)	1.11%	0.98%	1.02%	1.05%	0.83%
Return on average equity (4)	12.03%	10.51%	11.85%	11.27%	7.90%
Adjusted return on average equity (1)(4)	12.03%	10.51%	12.05%	11.27%	9.85%
Net interest margin (4)	4.13%	3.98%	3.93%	4.05%	3.84%
Net interest margin fully tax equivalent (1)(4)	4.15%	3.99%	3.95%	4.07%	3.86%
Efficiency ratio (1)	66.59%	68.86%	65.27%	67.69%	70.20%

Average Balances
Average assets	$2,079,467	$2,026,947	$2,019,344	$2,046,074	$2,020,425
Average earning assets	1,941,385	1,905,400	1,893,133	1,923,459	1,890,749
Average deposits	1,861,554	1,811,967	1,808,340	1,829,354	1,809,644
Average noninterest deposits to total average deposits	29.15%	27.96%	29.88%	28.27%	29.49%
Average shareholders’ equity	$191,465	$188,585	$170,920	190,234	$169,713

Asset Quality
Allowance for credit losses on loans to nonperforming assets	315.45%	330.66%	223.45%	315.45%	223.45%
Allowance for credit losses on loans to period end loans	1.00%	1.00%	1.05%	1.00%	1.05%
Nonperforming assets to period end loans	0.32%	0.30%	0.47%	0.32%	0.47%
Nonperforming assets to total assets	0.23%	0.21%	0.33%	0.23%	0.33%
Loan charge-offs	$266	$709	$535	$975	$3,025
Loan recoveries	161	167	87	328	176
Net charge-offs	105	542	448	647	2,849
Non-accrual loans	4,737	4,445	6,796	4,737	6,796
Other real estate owned, net	—	—	—	—	—
Nonperforming assets	4,737	4,445	6,796	4,737	6,796
Loans 30 to 89 days past due, accruing	2,534	5,025	3,190	2,534	3,190
Loans over 90 days past due, accruing	—	—	—	—	—

Capital Ratios (5)
Total capital	$210,436	$205,509	$189,115	$210,436	$189,115
Tier 1 capital	194,778	190,173	173,240	194,778	173,240
Common equity Tier 1 capital	194,778	190,173	173,240	194,778	173,240
Total capital to risk-weighted assets (3)	13.91%	13.75%	12.89%	13.91%	12.89%
Tier 1 capital to risk-weighted assets (3)	12.87%	12.73%	11.81%	12.87%	11.81%
Common equity Tier 1 capital / risk-weighted assets (3)	12.87%	12.73%	11.81%	12.87%	11.81%
Leverage ratio (3)	9.44%	9.38%	8.56%	9.44%	8.56%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Period Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sept 30, 2025	Jun 30, 2025
Balance Sheet
Cash and due from banks	$23,294	$22,624	$20,836	$23,716	$34,435
Interest-bearing deposits in banks	142,854	165,185	140,074	165,601	159,880
Cash and cash equivalents	$166,148	$187,809	$160,910	$189,317	$194,315
Securities available for sale, at fair value	227,792	217,655	217,538	196,476	187,579
Securities held to maturity, at amortized cost (net of allowance for credit losses)	89,392	101,261	102,872	104,608	106,430
Restricted securities, at cost	5,642	5,642	5,624	4,436	5,624
Loans, net of allowance for credit losses	1,472,455	1,449,708	1,435,026	1,418,750	1,428,251
Premises and equipment, net	34,021	34,327	34,561	34,107	34,530
Accrued interest receivable	6,516	6,656	6,467	6,238	6,143
Bank owned life insurance	39,078	38,837	38,577	38,652	38,367
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	12,352	12,785	13,219	13,661	14,102
Other assets	19,219	18,113	20,154	21,479	23,070
Total assets	$2,075,645	$2,075,823	$2,037,978	$2,030,754	$2,041,441

Noninterest-bearing demand deposits	$520,548	$524,323	$509,874	$511,482	$541,204
Savings and interest-bearing demand deposits	953,639	953,399	926,579	931,241	900,658
Time deposits	356,943	359,570	363,095	366,860	361,304
Total deposits	$1,831,130	$1,837,292	$1,799,548	$1,809,583	$1,803,166
Other borrowings	25,000	25,000	25,000	—	25,000
Subordinated debt, net	8,460	8,385	8,312	21,241	21,148
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	8,188	7,305	9,643	9,442	9,316
Total liabilities	$1,882,057	$1,887,261	$1,851,782	$1,849,545	$1,867,909

Common stock	11,303	11,301	11,282	11,262	11,236
Surplus	78,667	78,400	78,216	78,187	77,578
Retained earnings	116,494	112,288	108,937	104,964	100,810
Accumulated other comprehensive (loss), net	(12,876)	(13,427)	(12,239)	(13,204)	(16,092)
Total shareholders’ equity	$193,588	$188,562	$186,196	$181,209	$173,532
Total liabilities and shareholders’ equity	$2,075,645	$2,075,823	$2,037,978	$2,030,754	$2,041,441

Loan Portfolio
Real estate loans:
Construction and land development	$113,289	$97,487	$88,424	$78,470	$78,169
Secured by farmland	10,348	11,554	11,879	12,812	12,514
Secured by 1-4 family residential	522,763	520,821	527,282	533,458	544,577
Other real estate loans	709,772	701,013	685,099	671,723	667,550
Commercial and industrial loans (except those secured by real estate)	113,205	114,517	117,256	117,047	119,910
Consumer installment loans	8,105	8,060	8,419	8,358	8,113
Deposit overdrafts	478	547	543	535	454
All other loans	9,438	10,407	10,843	10,794	12,150
Total loans	$1,487,398	$1,464,406	$1,449,745	$1,433,197	$1,443,437
Allowance for credit losses	(14,943)	(14,698)	(14,719)	(14,447)	(15,186)
Loans, net	$1,472,455	$1,449,708	$1,435,026	$1,418,750	$1,428,251

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)
(unaudited)	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)
Assets
Securities:
Taxable	$256,750	$1,843	2.88%	$259,592	$1,786	2.79%	$220,100	$1,313	2.39%
Tax-exempt (1)	62,353	372	2.39%	61,705	369	2.43%	50,871	377	2.98%
Restricted	4,468	64	5.76%	4,465	64	5.85%	4,449	70	6.27%
Total securities	$323,571	$2,279	2.82%	$325,762	$2,219	2.76%	$275,420	$1,760	2.56%
Loans:
Taxable	$1,473,064	$22,103	6.02%	$1,446,201	$20,974	5.88%	$1,441,800	$21,551	6.00%
Tax-exempt (1)	3,460	54	6.31%	3,479	54	6.30%	4,095	54	5.26%
Total loans	$1,476,524	$22,157	6.02%	$1,449,680	$21,028	5.88%	$1,445,895	$21,605	5.99%
Federal funds sold	1	—	—	38	—	—	1	—	—
Interest-bearing deposits with other institutions	141,289	1,287	3.66%	129,920	1,170	3.65%	171,817	1,891	4.41%
Total earning assets	$1,941,385	$25,723	5.31%	$1,905,400	$24,417	5.20%	$1,893,133	$25,256	5.35%
Less: allowance for credit losses on loans	(15,039)			(15,039)			(14,888)
Total non-earning assets	153,121			136,586			141,099
Total assets	$2,079,467			$2,026,947			$2,019,344
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$416,041	$1,101	1.06%	$403,086	$1,078	1.09%	$364,686	$1,208	1.33%
Regular savings	212,451	171	0.32%	211,058	177	0.34%	212,433	191	0.36%
Money market accounts	335,904	1,573	1.88%	330,735	1,492	1.83%	329,273	1,869	2.28%
Time deposits	354,558	2,565	2.90%	360,515	2,667	3.00%	361,571	2,812	3.12%
Total interest-bearing deposits	$1,318,954	$5,410	1.65%	$1,305,394	$5,414	1.68%	$1,267,963	$6,080	1.92%
Federal funds purchased	2	—	—	20	—	—	2	—	—
Subordinated debt	8,422	170	8.09%	8,384	168	8.11%	21,304	468	8.80%
Junior subordinated debt	9,279	69	2.96%	9,279	66	2.91%	9,279	66	2.86%
Other borrowings	275	3	3.93%	556	5	3.93%	275	3	4.63%
Total interest-bearing liabilities	$1,336,932	$5,652	1.70%	$1,323,633	$5,653	1.73%	$1,298,823	$6,617	2.04%
Non-interest bearing liabilities
Demand deposits	542,600			506,573			540,377
Other liabilities	8,470			8,156			9,224
Total liabilities	$1,888,002			$1,838,362			$1,848,424
Shareholders’ equity	191,465			188,585			170,920
Total liabilities and Shareholders’ equity	$2,079,467			$2,026,947			$2,019,344
Net interest income (1)		$20,071			$18,764			$18,639
Interest rate spread (1)			3.61%			3.47%			3.31%
Cost of funds			1.21%			1.25%			1.44%
Interest expense as a percent of average earning assets			1.17%			1.20%			1.40%
Net interest margin FTE (1)			4.15%			3.99%			3.95%

FIRST NATIONAL CORPORATION
Average Balances, Yields and Rates Paid
(in thousands)
(unaudited)	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income/ Expense	Yield / Rate (7)	Average Balance	Interest Income/ Expense	Yield / Rate (7)
Assets
Securities:
Taxable	$258,287	$3,629	2.83%	$219,990	$2,627	2.41%
Tax-exempt (1)	61,873	741	2.41%	51,323	757	2.98%
Restricted	4,467	128	5.80%	4,311	129	6.04%
Total securities	$324,627	$4,498	2.79%	$275,624	$3,513	2.57%
Loans:
Taxable	$1,459,707	$43,076	5.95%	$1,448,191	$42,127	5.87%
Tax-exempt (1)	3,470	109	6.31%	4,445	132	5.99%
Total loans	$1,463,177	$43,185	5.95%	$1,452,636	$42,259	5.87%
Federal funds sold	19	—	—	1,755	39	4.53%
Interest-bearing deposits with other institutions	135,636	2,457	3.65%	160,734	3,562	4.47%
Total earning assets	$1,923,459	$50,140	5.26%	$1,890,749	$49,373	5.27%
Less: allowance for credit losses on loans	(15,039)			(15,749)
Total non-earning assets	137,654			145,425
Total assets	$2,046,074			$2,020,425
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$409,600	$2,180	1.07%	$366,843	$2,439	1.34%
Regular savings	211,759	347	0.33%	212,513	366	0.35%
Money market accounts	333,333	3,066	1.85%	334,261	3,831	2.31%
Time deposits	357,517	5,231	2.95%	362,431	5,481	3.05%
Total interest-bearing deposits	$1,312,209	$10,824	1.66%	$1,276,048	$12,117	1.91%
Federal funds purchased	11	—	—	1	—	—
Subordinated debt	8,460	338	8.04%	22,500	935	8.38%
Junior subordinated debt	9,279	135	2.94%	9,279	132	2.87%
Other borrowings	414	8	3.93%	138	3	4.63%
Total interest-bearing liabilities	$1,330,373	$11,305	1.71%	$1,307,966	$13,187	2.03%
Non-interest bearing liabilities
Demand deposits	517,145			533,596
Other liabilities	8,322			9,150
Total liabilities	$1,855,840			$1,850,712
Shareholders’ equity	190,234			169,713
Total liabilities and Shareholders’ equity	$2,046,074			$2,020,425
Net interest income (1)		$38,835			$36,186
Interest rate spread (1)			3.55%			3.24%
Cost of funds			1.23%			1.44%
Interest expense as a percent of average earning assets			1.19%			1.41%
Net interest margin FTE (1)			4.07%			3.86%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)
(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Operating Net Income
Net income (GAAP)	$5,743	$4,887	$5,051	$10,630	$6,649
Add: Merger-related expenses	—	—	92	—	2,032
Subtract: Tax effect of adjustment (6)	—	—	(10)	—	(391)
Adjusted operating net income (non-GAAP)	$5,743	$4,887	$5,133	$10,630	$8,290

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	9,041,314	9,031,591	8,987,179	9,036,479	8,983,374
Basic earnings per share (GAAP)	$0.64	$0.54	$0.56	$1.18	$0.74
Adjusted earnings per share, basic (non-GAAP)	$0.64	$0.54	$0.57	$1.18	$0.92

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,068,347	9,047,416	9,001,972	9,057,908	9,003,969
Diluted earnings per share (GAAP)	$0.63	$0.54	$0.56	$1.17	$0.74
Adjusted diluted earnings per share (non-GAAP)	$0.63	$0.54	$0.57	$1.17	$0.92

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$19,981	$18,676	$18,548	$38,657	$35,999
Total noninterest income	4,018	3,824	3,889	7,842	7,500
Net revenue	$23,999	$22,500	$22,437	$46,499	$43,499
Total noninterest expense	16,437	15,982	15,191	32,419	33,526
Pre-provision, pre-tax earnings (non-GAAP)	$7,562	$6,518	$7,246	$14,080	$9,973
Add: Merger expenses	—	—	92	—	2,032
Adjusted pre-provision, pre-tax earnings (non-GAAP)	$7,562	$6,518	$7,338	$14,080	$12,005

Adjusted Performance Ratios
Average assets	$2,079,467	$2,026,947	$2,019,344	$2,046,074	$2,020,425
Return on average assets (GAAP)	1.11%	0.98%	1.00%	1.05%	0.66%
Adjusted return on average assets (non-GAAP)	1.11%	0.98%	1.02%	1.05%	0.83%

Average shareholders’ equity	$191,465	$188,585	$170,920	$190,234	$169,713
Return on average equity (GAAP)	12.03%	10.51%	11.85%	11.27%	7.90%
Adjusted return on average equity (non-GAAP)	12.03%	10.51%	12.05%	11.27%	9.85%

Net Interest Margin
Net interest income	$19,981	$18,676	$18,548	$38,657	$35,999
Tax-equivalent net interest income (non-GAAP)	20,071	18,764	18,639	38,835	36,186
Average earning assets	1,941,385	1,905,400	1,893,133	1,923,459	1,890,749
Net interest margin	4.13%	3.98%	3.93%	4.05%	3.84%
Net interest margin fully tax equivalent (non-GAAP)	4.15%	3.99%	3.95%	4.07%	3.86%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands)

(unaudited)	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Adjusted Operating Noninterest Expense
Total noninterest expense (GAAP)	$16,437	$15,982	$15,191	$32,419	$33,526
Subtract: merger expenses	—	—	(92)	—	(2,032)
Subtract: amortization expense	(433)	(434)	(441)	(867)	(883)
Adjusted operating noninterest expense (non-GAAP)	$16,004	$15,548	$14,658	$31,552	$30,611

Efficiency Ratio
Total noninterest expense (GAAP)	$16,437	$15,982	$15,191	$32,419	$33,526
Add: other real estate owned income, net	—	—	—	—	7
Subtract: amortization of intangibles	(433)	(434)	(441)	(867)	(883)
Add/Subtract: (loss) on disposal of premises and equipment, net	—	—	(7)	—	(7)
Subtract: merger expenses	—	—	(92)	—	(2,032)
Adjusted operating non-interest expense (non-GAAP)	$16,004	$15,548	$14,651	$31,552	$30,611
Tax-equivalent net interest income (non-GAAP)	$20,071	$18,764	$18,639	$38,835	$36,186
Total noninterest income (GAAP)	4,018	3,824	3,889	7,842	7,500
Subtract: (gain) on disposal of premises and equipment	(56)	—	—	(56)	—
Subtract: net (gain) on subordinated debt payoff	—	—	(80)	—	(80)
Subtract: securities (gains), net	—	(8)	—	(8)	—
Adjusted income for efficiency ratio (non-GAAP)	$24,033	$22,580	$22,448	$46,613	$43,606

Efficiency ratio (non-GAAP)	66.59%	68.86%	65.27%	67.69%	70.20%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$22,145	$21,017	$21,594	$43,162	$42,231
Interest income – investments and other	3,488	3,312	3,571	6,800	6,956
Interest expense – deposits	(5,410)	(5,414)	(6,080)	(10,824)	(12,118)
Interest expense – subordinated debt	(170)	(168)	(468)	(338)	(935)
Interest expense – junior subordinated debt	(69)	(66)	(66)	(135)	(132)
Interest expense – other borrowings	(3)	(5)	(3)	(8)	(3)
Net interest income	$19,981	$18,676	$18,548	$38,657	$35,999
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (6)	$12	$11	$12	$23	$28
Add: Tax benefit realized on non-taxable interest income – municipal securities (6)	78	77	79	155	159
Tax benefit realized on non-taxable interest income	$90	$88	$91	$178	$187
Tax-equivalent net interest income (non-GAAP)	$20,071	$18,764	$18,639	$38,835	$36,186

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,075,645	$2,075,823	$2,041,441	$2,075,645	$2,041,441
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(12,352)	(12,785)	(14,102)	(12,352)	(14,102)
Tangible assets (Non-GAAP)	$2,060,263	$2,060,008	$2,024,309	$2,060,263	$2,024,309

Total shareholders’ equity (GAAP)	$193,588	$188,562	$173,532	$193,588	$173,532
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(12,352)	(12,785)	(14,102)	(12,352)	(14,102)
Tangible common equity (Non-GAAP)	$178,206	$172,747	$156,400	$178,206	$156,400

Tangible common equity to tangible assets ratio (non-GAAP)	8.65%	8.39%	7.73%	8.65%	7.73%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$178,206	$172,747	$156,400	$178,206	$156,400
Common shares outstanding, ending	9,042,629	9,040,967	8,989,138	9,042,629	8,989,138
Tangible book value per share (non-GAAP)	$19.71	$19.11	$17.40	$19.71	$17.40

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” tables for additional information and detailed calculations of adjustments.

(2) The Company is a small bank holding company under applicable regulations and guidance and is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented below, along with the Company's capital ratios as determined under those regulations.

(3) All ratios on June 30, 2026, are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(4) Ratios are annualized.

(5) Capital ratios presented are for First Bank.

(6) The tax rate utilized in calculating the tax benefit is 21%

(7) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 21%